TRANSFER AGENCY AGREEMENT

     AGREEMENT made this 1st day of October, 1996, between THE HIRTLE CALLAGHAN TRUST (the "Trust"), a Delaware business trust, and BISYS FUND SERVICES, INC. ("BISYS"), a Delaware corporation.

     WHEREAS, the Trust desires that BISYS perform certain services for each series of the Trust (individually referred to herein as a "Fund" and collectively as the "Funds"); and

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1. RETENTION OF BISYS; CONVERSION TO THE SERVICES.

         The Trust hereby engages BISYS to act as the transfer agent for the Funds to perform (i) the transfer agent services set forth in Schedule A hereto (the "Initial Services"), (ii) such special services (the "Special Services") incidental to the performance of such services as may be agreed to by the parties from time to time (for such fees as the parties may agree as aforesaid) and (iii) such additional services (collectively with the Initial Services and the Special Services, the "Services"), as may be agreed to by the parties from time to time and set forth in an amendment to said Schedule A (for such fees as the parties may agree as aforesaid), and, in connection therewith, the Trust agrees to convert to BISYS' data processing systems and software (the "BISYS System") as necessary in order to receive the Services. The Trust shall cooperate with BISYS to provide BISYS with all necessary information and assistance required to successfully convert to the BISYS System. BISYS shall provide the Trust with a schedule relating to such conversion and the parties agree that the conversion may progress in stages. The date upon which all Initial Services shall have been converted to the BISYS System shall be referred to herein as the "Conversion Date." BISYS hereby accepts such engagement and agrees to perform the Services commencing, with respect to each individual Service, on the date that the conversion of such Service to the BISYS System has been completed. BISYS shall determine in accordance with its normal acceptance procedures when the applicable Service has been successfully converted. The parties hereby agree that the Conversion Date shall be no later than January 1, 1997.

         BISYS may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of BISYS and not the agent of the Trust or such Fund, and that BISYS shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

     2.   FEES.

          Commencing on the Conversion Date, the Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. Fees for any additional
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services to be provided by BISYS pursuant to an amendment to Schedule A hereto shall be subject to mutual agreement at the time such amendment to Schedule A is proposed.

     3.   REIMBURSEMENT OF EXPENSES.

           In addition to paying BISYS the fees described in Section 2 hereof, the Trust agrees to reimburse BISYS for BISYS' out-of-pocket expenses in providing services hereunder, including without limitation, the following:

          (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust and in delivering all materials to shareholders;

          (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

          (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by BISYS for the performance of the services to be provided hereunder;

          (d) The cost of microfilm or microfiche of records or other materials; and

          (e) Any expenses BISYS shall incur at the written direction of an officer of the Trust thereunto duly authorized.

     4.   EFFECTIVE DATE.

           This Agreement shall become effective as of the date first written above (the "Effective Date").
     5.   TERM.

          The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on the date that is one year after the Conversion Date. Thereafter, it shall be renewed automatically for successive one-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or

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other parties, of the Trust's property, records, instruments and documents, or any copies thereof. To the extent that BISYS may retain in its possession copies of any Trust documents or records subsequent to such termination which copies had not been requested by or on behalf of the Trust in connection with the termination process described above, BISYS, for a reasonable fee, will provide the Trust with reasonable access to such copies.

          In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and, upon receipt of such notice, the breaching party shall have 45 days to remedy the breach. In the event the breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement.

     6.   MAINTENANCE OF SYSTEMS AND EQUIPMENT; UNCONTROLLABLE EVENTS.

           BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of computer or other equipment failures beyond its reasonable control, BISYS shall use its best efforts to minimize service interruptions. BISYS represents and warrants that the various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder. Notwithstanding the foregoing, BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

     7.   LEGAL ADVICE.

           BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at BISYS' own expense, and BISYS shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

     8.   INSTRUCTIONS.

           Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.


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           As  to  the  services  to  be provided hereunder,  BISYS  may  rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

     9.     STANDARD   OF   CARE;  RELIANCE  ON  RECORDS   AND   INSTRUCTIONS;
INDEMNIFICATION.

           The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section 9, the term "BISYS" shall include directors and officers of, and persons who control, BISYS as well as BISYS itself.)

           So long as BISYS acts in good faith and with due diligence and without negligence, the Trust assumes full responsibility and shall indemnify BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of administration, transfer agency, and dividend disbursing relationships to the Trust or any other service rendered to the Trust hereunder. BISYS agrees to indemnify and hold harmless the Company, its Trustees and officers and nominees from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all judgements, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to the Administrator's bad faith willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, with respect to the performance of services under this Agreement. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

           Except for actions, suits or claims brought or threatened against BISYS by (i) the Trust, or (ii) one or more Shareholders of the Trust, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case the indemnifying party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder.



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           The indemnifying party shall be entitled to participate at its  own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the other party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse the other party for the reasonable fees and expenses of any counsel retained by the other party.

           BISYS may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with BISYS' duties, and BISYS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

           Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

     10.  RECORD RETENTION AND CONFIDENTIALITY.

           BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that BISYS may, upon notice to the Trust, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify BISYS against such liability.

     11.  REPORTS.

           BISYS will furnish to the Trust and to its properly-authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule C attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule C. The Trust agrees to examine each such report or copy promptly and will promptly report or cause to be reported any errors or discrepancies therein.

     12.  RIGHTS OF OWNERSHIP.

           All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of
BISYS.   All  records  and  other  data  except  such  computer  programs  and procedures are the exclusive property of the Trust and all such other records
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and  data  will  be  furnished to the Trust in appropriate  form  as  soon  as practicable after termination of this Agreement for any reason.

     13.  RETURN OF RECORDS.

           BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

     14.  BANK ACCOUNTS.

           The  Trust  and  the Funds shall establish and maintain  such  bank accounts  with  such  bank  or banks as are selected  by  the  Trust,  as  are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

     15.  REPRESENTATIONS OF THE TRUST.

          The Trust certifies to BISYS that: (a) of the date hereof, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     16.  REPRESENTATIONS OF BISYS.

          BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; and (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

     17.  INSURANCE.

           BISYS shall notify the Trust should BISYS' insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify the Trust of any material claims against

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it  with  respect to services performed under this Agreement, whether  or  not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

     18.  INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS.

          The Trust has furnished to BISYS the following:

          (a) Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

          (b)  Copies of the following documents:

               1.   The Trust's By-Laws and any amendments thereto.

               2. Certified copies of resolutions of the Board of Trustees covering the following matters:

                    A. Approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct BISYS hereunder; and

                    B. Authorization of BISYS to act as Transfer Agent for the Trust on behalf of the Funds.

          (c) A list of all officers of the Trust, together with specimen signatures of those officers, who are authorized to instruct BISYS in all matters.

          (d) Two copies of the following (if such documents are employed by the Trust):

               1.   Prospectuses and Statement of Additional Information;

               2.   Distribution Agreement; and

               3.   All  other  forms  commonly  used  by  the  Trust  or  its
                    Distributor   with  regard  to  their  relationships   and
                    transactions with shareholders of the Funds.

          (e) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of BISYS' appointment as Transfer Agent (or as of the date on which BISYS' services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

     19.  INFORMATION FURNISHED BY BISYS.

          BISYS has furnished to the Trust the following:

          (a)  BISYS' Articles of Incorporation.

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          (b)  BISYS' By-Laws and any amendments thereto.

          (c) Certified copies of actions of BISYS covering the following matters:

               1.   Approval  of  this  Agreement,  and  authorization  of   a
                    specified officer of BISYS to execute and deliver this Agreement;

               2. Authorization of BISYS to act as Transfer Agent for the Trust.

          (d) A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

          (e)  Insurance coverage information and systems backup procedures.

     20.  AMENDMENTS TO DOCUMENTS.

           The Trust shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 18 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Trust first obtains BISYS' approval of such amendments or changes.

     21.  RELIANCE ON AMENDMENTS.

           BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 18 and 20 of this Agreement and the Trust hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains BISYS' written consent to and approval of such amendments or changes.
     22.  COMPLIANCE WITH LAW.

           Except for the obligations of BISYS set forth in Section 10 hereof, the Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.



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     23.  NOTICES.

           Any notice provided hereunder shall be sufficiently given when sent by Federal Express or similar delivery service, by facsimile or by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at 575 East Swedesford Road, Wayne, Pennsylvania 19087-1613, Attn: Donald E. Callaghan; if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     24.  HEADINGS.

           Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     25.  ASSIGNMENT.

           This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 25 shall not limit or in any way affect BISYS' right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     26.  GOVERNING LAW AND MATTERS RELATING TO THE TRUST.

           This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Delaware. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                        THE HIRTLE CALLAGHAN TRUST


                                        By:/s/_____________________________

                                        Title:_____________________________


                                        BISYS FUND SERVICES, INC.


                                        By:/s/_____________________________

                                        Title:_____________________________
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                                                        Dated: October 1, 1996


                                  SCHEDULE A
                       TO THE TRANSFER AGENCY AGREEMENT
                                    BETWEEN
                          THE HIRTLE CALLAGHAN TRUST
                                      AND
                           BISYS FUND SERVICES, INC.

                           TRANSFER AGENCY SERVICES

1.  SHAREHOLDER TRANSACTIONS

    a.   Process shareholder purchase and redemption orders.

    b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

    c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended.

    d.   Issue periodic statements for shareholders.

    e.   Process transfers and exchanges.

    f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.  SHAREHOLDER INFORMATION SERVICES

    a.   Make  information available to shareholder servicing unit   and
    other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

    b.   Produce detailed history of transactions through duplicate   or
    special order statements upon request.

    c.   Provide mailing labels for distribution of financial   reports,
    prospectuses, proxy statements or marketing material to current shareholders.

3. COMPLIANCE REPORTING

   a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

   b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

   c.   Issue tax withholding reports to the Internal Revenue Service.

4. DEALER/LOAD PROCESSING (IF APPLICABLE)

   a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.
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   b.     Account  for  separation  of  shareholder  investments   from
   transaction sale charges for purchase of Fund shares.

   c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

   d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5. SHAREHOLDER ACCOUNT MAINTENANCE

   a.   Maintain all shareholder records for each account in the Trust.

   b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

   c.   Record shareholder account information changes.

   d.   Maintain account documentation files for each shareholder.






































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                                  SCHEDULE B
                       TO THE TRANSFER AGENCY AGREEMENT
                                    BETWEEN
                          THE HIRTLE CALLAGHAN TRUST
                                      AND
                           BISYS FUND SERVICES, INC.


                              TRANSFER AGENT FEES


$15.00 per account


ADDITIONAL SERVICES:

      Additional services such as IRA processing, development of interface capabilities, servicing of 403(b) and 408(c) accounts, management of cash sweeps between DDAs and mutual fund accounts and coordination of the printing and distribution of prospectuses, annual reports and semi-annual reports are subject to additional fees which will be quoted upon request. Programming costs or database management fees for special reports or specialized processing will be quoted upon request.

OUT-OF-POCKET EXPENSES:

     BISYS shall be entitled to be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, the expenses set forth in Section 3 of the Transfer Agency Agreement to which this Schedule B is attached.




THE HIRTLE CALLAGHAN TRUST              BISYS FUND SERVICES, INC.

By:/s/_____________________________     By:/s/_____________________________

Title:_____________________________     Title:_____________________________




















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                                  SCHEDULE C
                       TO THE TRANSFER AGENCY AGREEMENT
                                    BETWEEN
                          THE HIRTLE CALLAGHAN TRUST
                                      AND
                           BISYS FUND SERVICES, INC.


                                    REPORTS


1.   Daily Shareholder Activity Journal

2.   Daily Fund Activity Summary Report

     a.   Beginning Balance

     b.   Dealer Transactions

     c.   Shareholder Transactions

     d.   Reinvested Dividends

     e.   Exchanges

     f.   Adjustments

     g.   Ending Balance

3.   Daily Wire and Check Registers

4.   Monthly Dealer Processing Reports

5.   Monthly Dividend Reports

6.   Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.